UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20200 Sunburst Street, Chatsworth, CA		91311
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 734-8600

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 22, 2008, the Company received a determination letter (the “Letter”) from The Nasdaq Stock Market (“Nasdaq”) indicating that it did not comply with the Marketplace Rule 4310(c)(3) (the “Rule”) for continued listing on NASDAQ Capital Market, which requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

The Letter indicates that Nasdaq Marketplace Rule 4806(d)(1)(B) does not permit an issuer that is deficient in stockholders’ equity to present a plan of compliance to the Nasdaq Staff if such issuer has failed to comply with that provision within one year of regaining compliance pursuant to an exception by the Nasdaq Listing Qualifications Panel (the “Panel”). As previously disclosed, the Company had received an exception letter from Nasdaq dated December 11, 2007 (the “Compliance Letter”) providing a formal notice that the Panel had granted the Company’s request to transfer the listing of the Company’s shares from the Nasdaq Global Market to the Nasdaq Capital Market. Upon successful completion of an application and review process, and compliance with the terms of Panel’s exceptions relating to stockholders’ equity, the Company transferred its securities to the Capital Market on February 6, 2008.

The Letter states that since the Company is out of compliance with the Rule within one year of the Compliance Letter, Staff is not permitted to accept a plan of compliance or grant additional time for the Company to regain compliance. Accordingly, unless the Company requests an appeal of the Staff’s determination by requesting a hearing before a Panel before 4:00 p.m. Eastern Time on September 29, 2008, trading of Company’s common stock will be suspended at the opening of business on October 1, 2008 and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company intends to request an appeal hearing with the Panel by September 29, 2008, to review the delisting determination. Upon Nasdaq’s receipt of a timely hearing request by the Company, it will ‘stay’ the delisting of the Company’s common stock pending the Panel’s decision. If the Company decides not to appeal the Nasdaq Staff’s delisting determination, or if the Panel denies the appeal, the Company’s common stock will be delisted and removed from registration on The Nasdaq Stock Market. If the Company’s stock is delisted, the Company expects that its common stock will trade on the OTC Bulletin Board and/or the “Pink Sheets” following the approval of an application by one or more market makers to continue quoting in the Company’s common stock.

Item 8.01.	Other Events

On September 25, 2008, the Company issued a press release announcing the Company’s receipt of the determination letter from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release issued by North American Scientific, Inc. on September 25, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

September 25, 2008	By:	/s/ John B. Rush
John B. Rush President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by North American Scientific, Inc. on September 25, 2008.